Exhibit 21.1

Alpha Natural Resources, Inc
Subsidiary List

Alpha Natural Resources, Inc., DE Corp
Alpha Natural Resources, LLC (1), DE LLC
Alpha Coal Sales Co., LLC (a/k/a Metcoal Sales; a/k/a Spectrum Laboratories), DE LLC
Alpha Natural Resources Capital Corp, DE Corp
Alpha Terminal Company, LLC (2), DE LLC
Cobra Natural Resources, LLC, DE LLC
Esperanza Coal Co., LLC, DE LLC
Dickenson-Russell Coal Company, LLC, DE LLC
Dickenson-Russell Land and Reserves, LLC, DE LLC
Maxxim Rebuild Co., LLC, DE LLC
Maxxum Carbon Resources, LLC, DE LLC
Alpha Land and Reserves, LLC, DE LLC
AMFIRE, LLC, DE LLC
AMFIRE Holdings, Inc., DE Corp
Alpha Natural Resources Services, LLC (3), DE LLC
               Maxxim Shared Services, LLC, DE LLC
                        AMFIRE WV, L.P. (4), DE LP
                   Brooks Run Mining Company, LLC (5), DE LLC
                       Kingwood Mining Company, LLC (6), DE LLC
AMFIRE Mining Company, LLC (7), DE LLC
Enterprise Mining Company, LLC, DE LLC
Enterprise Land and Reserves, Inc., FL Corp
Riverside Energy Company, LLC, WV LLC
Solomons Mining Company, WV Corp
Black Dog Coal Corp., VA Corp
Paramont Coal Company Virginia, LLC, DE LLC
McDowell-Wyoming Coal Company, LLC, DE LLC
Herndon Processing Company, LLC, WV LLC
Kepler Processing Company, LLC, WV LLC
Litwar Processing Company, LLC, WV LLC
Palladian Holdings, LLC, DE LLC
Palladian Lime, LLC, DE LLC
Premium Energy, LLC (8), DE LLC
Buchanan Energy Company, LLC, VA LLC
Callaway Land and Reserves, LLC, DE LLC
Nicewonder Contracting, Inc., WV Corp
Twin Star Mining, Inc., WV Corp
Virginia Energy Company, LLC (a/k/a Alpha Virginia Energy Company, LLC), DE LLC
White Flame Energy, Inc., WV Corp

1 Alpha Natural Resources, LLC owns a 24.5% interest in Excelven Pty Ltd

2 Alpha Terminal Company, LLC owns a 40.6% interest in Dominion Terminal Associates

3 Alpha Natural Resources, LLC, 99% and AMFIRE Holdings, Inc., 1%

4 AMFIRE, LLC, 99% LP; AMFIRE Holdings, Inc., 1% GP

5 AMFIRE, LLC, 99% and AMFIRE WV, L.P., 1%, Members

6 AMFIRE, LLC, 99% and AMFIRE WV, L.P., 1%, Members

7 AMFIRE, LLC, 99% and AMFIRE WV, L.P., 1%, Members

8 Premium Energy, LLC owns a 33.33% interest in Twisted Gun, LLC